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                                                                    EXHIBIT 5.2


                           [OGILVY RENAULT LETTERHEAD]


Montreal, August 1, 2005


Novelis Inc.
3399 Peachtree Road N.E.
Suite 1500
Atlanta, Georgia 30326
U.S.A.


Dear Sirs:


RE:      NOVELIS INC. -
         U.S.$1,400,000,000 PRINCIPAL AMOUNT OF 7  1/4% SENIOR NOTES DUE 2015
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In connection with the registration under the United States Securities Act of
1933, as amended (the "SECURITIES ACT"), of (a) U.S.$1,400,000,000 aggregate principal amount of 7 1/4 % Senior Notes due 2015 (the "NOTES") of Novelis Inc., a corporation organized under the laws of Canada (the "COMPANY"), to be issued in exchange for the Company's outstanding 7 1/4 % Senior Notes pursuant to an indenture entered into as of February 3, 2005 (the "INDENTURE") by and among the Company, the subsidiaries of the Company party thereto (collectively, the "GUARANTORS") and The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE") and (b) the Guarantees (the "GUARANTEES") of each of the Guarantors endorsed upon the Notes, we have, as Canadian counsel to 4260848 Canada Inc., 4260856 Canada Inc. and Novelis Cast House Technology Ltd. (collectively, the "CANADIAN GUARANTORS") and as Canadian counsel to the Company, examined the Indenture, such corporate records of the Company and the Canadian Guarantors, such certificates of officers of the Company and the Canadian Guarantors, public officials and others and such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions expressed below.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the accuracy and completeness of the corporate records of the Company and the Canadian Guarantors and the certificates of officers of the Company and the Canadian Guarantors, public officials and others, examined by us.

We are solicitors qualified to practice law only in the Provinces of Quebec, Ontario and British Columbia (the "RELEVANT PROVINCES"), and we express no opinion herein as to any laws, or any matters governed by any laws, other than the laws of the Relevant Provinces and the federal laws of Canada applicable therein, all as of the date hereof. Our opinions below with respect to


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execution and delivery are limited to the extent that execution and delivery are matters governed by the laws of the Relevant Provinces and the federal laws of Canada applicable therein.

Based on the foregoing, but subject to the qualifications set forth herein, we are of the opinion that:

1. Each of the Company, 4260848 Canada Inc. and 4260856 Canada Inc. is a corporation incorporated under the laws of Canada, is not discontinued and has not been dissolved;

2. Novelis Cast House Technology Ltd. is a corporation incorporated under the laws of Ontario and has not been dissolved;

3. Each of the Company, 4260848 Canada Inc. and 4260856 Canada Inc. is in compliance with respect to the filing of annual returns required under the Canada Business Corporations Act and, in the case of the Company, is registered under an Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Quebec) and is not in default to file an annual declaration pursuant thereto;

4. The Indenture has been duly authorized by all necessary corporate action on the part of each of the Company and the Canadian Guarantors and has been duly executed and delivered by each of the Company and the Canadian Guarantors;

5. The issuance of the Notes and Guarantees has been duly authorized by all necessary corporate action on the part of each of the Company and the Canadian Guarantors, respectively;

6. When the Notes and Guarantees have been executed and delivered by the Company and the Canadian Guarantors, respectively, and authenticated by the Trustee pursuant to the terms of the Indenture, the Notes and the Guarantees will be validly issued, duly executed and delivered by the Company and the Canadian Guarantors, respectively; and

7. The Indenture is exempt from the provisions of Part VIII of the Canada Business Corporations Act.

We hereby consent to the filing of this opinion as an exhibit to the Company's registration statement and any reference to us under the headings "Enforceability of Certain Civil Liabilities" and "Validity of the Notes" in the prospectus forming a part of the registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Yours truly,

/s/ OGILVY RENAULT LLP